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                                                                   EXHIBIT 10(r)
                             MYERS INDUSTRIES, INC.
                  STOCK OPTION GRANT AGREEMENT - U.S. EMPLOYEE

      THIS AGREEMENT ("Agreement") is effective by and between Myers Industries, Inc. ("Myers"), and the person listed on the signature page hereto (the "Optionee").

                                R E C I T A L S:

      A. Myers, by action of its board and shareholders, adopted and approved the 1999 Stock Option Plan ("Plan"), which options are offered pursuant to this Agreement and the "Prospectus" (as defined below) for the Plan.

      B. The Plan is to provide key employees of Myers and its subsidiaries (the "Company") with a direct stake in the future and welfare of the Company, and to encourage them to remain with the Company.

NOW, THEREFORE, the Company and the Optionee agree as follows:

      1. AMOUNT OF STOCK SUBJECT TO OPTION. The Company hereby grants to the Optionee an incentive stock option (unless otherwise indicated on Schedule A) for the right to purchase those number of shares listed below of authorized and unissued common stock of the Company ("Common Stock"). The Common Stock will be issued by the Company pursuant to the Prospectus and upon the exercise of this Agreement and payment for such shares.

      2. PURCHASE PRICE. The purchase price per share for each share of Common Stock shall be the amount listed on Schedule A, which is the closing price of the Common Stock on the New York Stock Exchange on _________________, ____, the date of such grant by the Compensation Committee of the Board of Directors of the Company, unless the price has been adjusted pursuant to the requirements of any sub-plan for foreign employees or as required under the laws of the Optionees residence.

      3. PERIOD OF OPTION. This option may not be exercised prior to six months from the date of its grant, but must be exercised within 10 years of the date hereof.

      4. TERMS AND CONDITIONS. This Agreement is subject to the terms and conditions of the Plan. Optionee hereby acknowledges receipt of the Plan, and the Prospectus for the Plan.

      5. VESTING AND EXERCISE OF OPTION.

            (a) An Optionee may not exercise the options granted hereunder prior to six months from the date of this grant.

            (b) Thereafter, the Optionee may exercise the options in whole or in part, as follows (unless otherwise required by a sub-plan for foreign employees and then as listed below): (a) at any time after the six months following the date of grant, not more than 20%; (b) at any time after 12 months following the date of the grant, an additional 20% but not more than 40%; (c) at any time after 24 months following the date of the grant, an additional 20% but not more than 60%; (d) at any time after 36 months following the date of the grant, an additional 20% but not more than 80%; (e) at any time after 48 months following the date of the grant, an additional 20% or up to 100%, except that all such options must be exercised prior to the tenth anniversary of the date of grant.

            (c) In order to exercise this option or any part thereof, Optionee shall give notice in writing to the Company of his intention to purchase all or part of the shares subject to this option, and in said notice shall be set forth the number of shares as to which he desires to exercise. Notice shall be made to Myers Industries, Inc., 1293 S. Main Street, Akron, Ohio 44301, Attn: Vice President-Finance.

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            (d) Optionee shall pay for said shares in full at the time of exercise in cash, by check, bank draft or money order payable to "Myers Industries, Inc.," through the delivery of shares of Common Stock having an aggregate fair market value as determined on the date of exercise equal to the option price, or in any manner provided for in the Plan. No shares of Common Stock shall be issued until final payment for said shares has been made, and Optionee shall have none of the rights of a shareholder until said shares are issued.

      6. WITHHOLDING. The Company may require a payment from Optionee upon the exercise of this option to cover applicable withholding for income and employment taxes. The Company reserves the right to offset such tax payment from any funds which may be due Optionee by the Company.

      7. THE RIGHT TO TERMINATE EMPLOYMENT. This option shall not confer upon the Optionee any right with respect to being continued in the employ of the Company or to interfere in any way with the right of the Company to terminate his employment at any time for any reason with or without cause.

      8. LIMITATIONS. This option is subject to the requirement and condition that if the Board of Directors shall determine that the listing, registration or qualification upon any securities exchange under any provincial, state or federal law or the approval or consent to the issuance or purchase of any shares subject to this option, then this option may not be exercised in whole or in part unless or until such listing, registration, qualification or approval has been obtained, free of any conditions which are not acceptable to the Board of Directors of the Company, and the sale and delivery of stock thereunder is also subject to the above requirements and conditions. Optionee acknowledges receipt of a copy of the Plan (and of any sub-plan for foreign employees) and Prospectus for the Plan. Additional and updated copies can be obtained by the Optionee upon request.

      9. EFFECTIVENESS; NON-TRANSFERABILITY OF OPTION; TERMINATION. The option granted to Optionee is effective upon the date of grant subject to the execution of this Agreement by Optionee within a reasonable time period. The Agreement is not transferable except pursuant to the terms of the Plan. This option shall terminate upon the occurrence of such events as contained in the Plan.

      IN WITNESS WHEREOF, the parties hereto have set their hands to duplicates hereof.

                                               Myers Industries, Inc.

                                               By: ___________________________

Optionee:

____________________________                       ___________________________
(Signature)                                                  (Date)

<<FirstName>> <<LastName>>

____________________________
(Print Name)

                                   SCHEDULE A

  Optionee Name:                                     <<FirstName>> <<LastName>>

  Stock Option Price Per Share:                              <<Price>>

 <<OptionType>> Stock Option Shares:                         <<Shares>>